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                                   EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in Registration Statements No. 33-82818 and No. 33-82992 of Cold Metal Products, Inc. on Form S-8 of our report dated May 8, 1998, appearing in the Annual Report on Form 10-K of Cold Metal Products, Inc. for the year ended March 31, 1998.


/s/ Deloitte & Touche
-----------------------
Cleveland, Ohio
June 22, 1998